Extension Agreement dated November 11, 2016.

The parties to that certain Purchase Agreement between Rise Resources Inc. (Buyer) and The Earl C and Erica Erickson Trust, Tangold LLC., and the Estate of Mary Bouma (Seller) dated August 30, 2016 for the purchase and sale of the Idaho Maryland Mine. Purchase Agreement attached as Exhibit 1.

The parties hereby agree that in consideration of Seller extending Escrow to close by December 26th, 2016 Buyer shall deposit the sum of $25,000 into Escrow. The $25,000 shall be credited to the purchase price upon close of escrow and shall be non-refundable and payable to Seller in the event escrow does not close.

It is understood and agreed that Buyer shall cause its bank to wire the $25,000 into escrow by November 18, 2016. Proof of the wire's execution, presented to Seller by November 18, 2016, shall cause this extension to be binding on the parties.

The parties by their respective signatures below hereby affirm all other terms of the Purchase Agreement.

This Extension Agreement may be executed in counterparts and delivered by electronic transmission, each of which so executed and delivered shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

SUCCESSOR CO-TRUSTEES OF THE ERICA ERICKSON SURVIVOR TRUST

per: [signature]

Per: Carol A. Frost

Date: 11/23/16

TANGOLD, LLC

Per: DocuSigned by: Gail Palen
23B339EA2F73420 Gail Palen

Date: 11/12/2016

Per: DocuSigned by: Leslie Toms
9F68BFA2CD6B4BF... Leslie Toms

Date: 11/11/2016

THE ESTATE OF MARY BOUMA

Per: Sandra Buslane

Date: 11/16/16